UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 17, 2024

NETLIST, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33170	95-4812784
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

111 Academy, Suite 100

Irvine, California 92617

(Address of Principal Executive Offices) (Zip Code)

(949) 435-0025

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on April 17, 2017, Netlist, Inc. (the “Company”) entered into a rights agreement (the “Rights Agreement”) with Computershare Trust Company, N.A., as rights agent, pursuant to which the Company’s Board of Directors (the “Board”) authorized and declared a dividend of one right (each, a “Right”) for each outstanding share of the Company’s common stock, par value $0.001 per share (“Common Stock”), to stockholders of record at the close of business on May 18, 2017, and authorized the issuance of one Right for each share of Common Stock issued by the Company (except as otherwise provided in the Rights Agreement) between the Record Date and the Expiration Date (as defined in the Rights Agreement). The Board approved the Rights Agreement as part of the Company’s strategy in connection with its legal proceedings for patent infringement against SK hynix, Inc. (“SK hynix”). The Rights Agreement was subsequently amended on April 16, 2018, as previously reported, to amend the “Expiration Date” in the Rights Agreement to incorporate the Company’s legal proceedings against SK hynix and amended the definition of “Final Expiration Date” in the Rights Agreement to mean the close of business on April 17, 2019. The Agreement was subsequently amended on April 16, 2019, as previously reported, to amend the “Expiration Date” in the Rights Agreement to extend the term for an additional two year period which extended the final expiration of the Rights issued pursuant to the Rights Agreement from April 17, 2019 to April 17, 2021. The Agreement was subsequently amended on August 14, 2020, as previously reported, to amend the “Expiration Date” in the Rights Agreement to extend the term for an additional three year period which extended the final expiration of the Rights issued pursuant to the Rights Agreement from April 17, 2021 to April 17, 2024.

On April 17, 2024, the Company entered into a fourth amendment (the “Fourth Amendment”) to the Rights Agreement. The Fourth Amendment appoints Equiniti Trust Company, LLC as rights agent and amends the definition of “Expiration Date” in the Rights Agreement to extend the term for an additional three year period which extends the final expiration of the Rights issued pursuant to the Rights Agreement from April 17, 2024 to April 17, 2027. As a result and pursuant to the Fourth Amendment, the Rights will expire and become unexercisable on or before the close of business on April 17, 2027, in accordance with the terms of the Rights Agreement.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which has been filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 3.03. Material Modification of Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Amendment No. 4 to Rights Agreement, dated as of April 17, 2024, by and between Netlist, Inc. and Equiniti Trust Company, LLC, as rights agent.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLIST, INC.

April 17, 2024	By:	/s/ Gail M. Sasaki
Gail M. Sasaki
Executive Vice President and Chief Financial Officer